UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Graybug Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

274 Redwood Shores, P.O. Box 144 Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 487-2805

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 28, 2023, the Board of Directors of Graybug Vision, Inc. (“Graybug”) determined it to be in Graybug’s best interests to terminate Parisa Zamiri’s employment in advance of the anticipated closing date of the Merger (as defined below), and to provide her the payments to which she is entitled under Graybug’s Change in Control Severance Policy (the “CIC Severance Policy”). In connection with Dr. Zamiri ceasing to serve as Graybug’s Chief Medical Officer, Graybug entered into a separation agreement with Dr. Zamiri, dated February 28, 2023, pursuant to which, following Dr. Zamiri’s execution of a general release of claims in favor of Graybug, she will receive (i) $829,084, less applicable state and federal payroll deductions, equal to 15 months of her current base salary and 1.25 times her bonus target rate of 40% of her annual base salary, (ii) payment of the premiums for her continued health insurance under COBRA for up to 15 months and (iii) 100% acceleration of outstanding stock awards, subject to the settlement restrictions set forth in the Merger Agreement (as defined below). The foregoing payments and benefits are consistent with those that would have been payable under the CIC Severance Policy had her employment terminated on the actual closing date of the Merger. On February 28, 2023, Dr. Zamiri also entered into a consulting agreement with Graybug, pursuant to which she will be paid $350 per hour for any work requested by Graybug up to a maximum of 8 hours per week, unless otherwise mutually agreed by Graybug and Dr. Zamiri. The consulting agreement terminates upon the earlier of 15 days prior notice by Graybug or May 21, 2023.

Item 8.01	Other Events.

As previously announced, on November 21, 2022, Graybug, Camaro Merger Sub, Inc. (“Merger Sub”) and CalciMedica, Inc. entered into an Agreement and Plan of Merger, as amended on February 10, 2023 (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into CalciMedica with CalciMedica continuing as a wholly owned subsidiary of Graybug and the surviving corporation of the merger (the “Merger”).

In connection with the Merger, Graybug filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated February 9, 2023 (the “Proxy Statement”), which Graybug commenced mailing to its stockholders on or about February 13, 2023. Set forth below are supplemental disclosures relating to the Merger.

SUPPLEMENTAL DISCLOSURE

Graybug is hereby supplementing the Proxy Statement with the information set forth below (the “Supplemental Disclosure”) solely to eliminate the burden and expense of the Stockholder Litigation and Demand Letters (described in the “Legal Proceedings” section, below), and to avoid any possible disruption to the Merger. The Supplemental Disclosure contained below should be read in conjunction with the Proxy Statement, which is available on the Internet site maintained by the SEC at http://www.sec.gov. To the extent that information in the Supplemental Disclosure differs from or updates information contained in the Proxy Statement, you should rely on the information in the Supplemental Disclosure, which supersedes or supplements the Proxy Statement. References to sections below are references to the corresponding sections of the Proxy Statement; page references below are references to pages in the Proxy Statement prior to any additions or deletions resulting from the Supplemental Disclosure; and any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

Graybug is also providing additional supplemental disclosures reflecting the occurrence of certain events following the filing of the Proxy Statement.

Graybug does not believe that the Supplemental Disclosure is required or necessary under applicable laws, and nothing in the Supplemental Disclosure should be deemed to be an admission of the legal necessity or materiality of any Supplemental Disclosure.

The Supplemental Disclosure is dated March 3, 2023, and you should not assume that the information contained in the Supplemental Disclosure is accurate as of any other date, except as otherwise specified in the Supplemental Disclosure.

The Supplemental Disclosures are as follows:

Background of the Merger

The following additional information supplements the information disclosed under the heading “The Merger – Background of the Merger,” which begins on page 96:

The 15 preliminary proposals contained a range of economic terms. Ten proposed reverse mergers, and of those, the value ascribed to Graybug was between $25 million and $50 million, with associated pro forma ownership of 33% to 14%, respectively, of common stock of the combined company. Two of the proposals were for divestitures of Graybug assets and ranged from a $2 million upfront payment with no royalties to no upfront payment and royalties of between 5% and 7% on net sales from the acquired asset, depending on the use of certain claims. Two proposed merger transactions, each to be paid in the acquirer’s equity with pro forma ownership of 9% to 45%, respectively, of common stock of the combined company.

Certain Unaudited Financial Projections and Liquidation Analysis

Under the heading “The Merger – Certain Unaudited Financial Projections and Liquidation Analysis” the final table of this section, which begins on page 122, is hereby amended and restated as follows (with new text in bold):

	FY 2023	FY 2024	FY 2025	FY 2026	FY 2027	FY 2028	FY 2029	FY 2030	FY 2031	FY 2032	FY 2033	FY 2034	FY 2035	FY 2036	FY 2037	FY 2038
Total Revenue[1]	—	—	—	—	$1	$23	$90	$192	$338	$478	$545	$576	$599	$622	$645	$668
Gross Profit	—	—	—	—	$(0)	$17	$73	$169	$315	$459	$528	$559	$581	$603	$625	$648
Total Operating Expenses	19	29	45	52	$63	$58	$60	$63	$67	$70	$73	$77	$81	$85	$89	$93
EBITDA[2]	($19)	($29)	($45)	($52)	($64)	($41)	$12	$105	$249	$389	$455	$482	$501	$518	$536	$555
Cash Taxes Payable[3]	—	—	—	—	—	—	$1	$5	$12	$89	$114	$120	$125	$130	$134	$139
Unlevered Free Cash Flow[4]	($19)	($29)	($45)	($52)	($64)	($41)	$12	$100	$237	$300	$341	$361	$375	$389	$402	$416

(1)	Reflects assumptions regarding probability of success (including regulatory approvals) and of commercialization.
(2)	EBITDA means earnings before interest, taxes, depreciation and amortization.
(3)	Assumes tax rate of 25% and NOL beginning balance of $64.5 million as of December 31, 2021 plus $11.0 million operating loss.
(4)	Represents EBITDA less cash taxes payable.

Opinion of Graybug’s Financial Advisor.

Under the heading “The Merger – Opinion of Graybug’s Financial Advisor” and the subheading “Financial Review of Graybug” the first and only paragraph of this subsection, which begins on page 109, is hereby amended and restated as follows (with new text in bold):

Piper Sandler reviewed, among other things, the current implied equity and enterprise valuations, capitalization and cash balances, and projected closing capitalization and cash balances of Graybug. The analysis indicated, among other things, that Graybug had diluted shares outstanding as of September 30, 2022 of approximately 25.1 million calculated using the treasury stock method (“TSM”) and based on the closing stock price of Graybug on November 18, 2022, cash, cash equivalents and short-term investments on hand (referred to herein as net cash) as of September 30, 2022 of approximately $43.6 million, a current implied enterprise value of approximately $(19.8) million, and estimated net cash at the consummation of the merger of approximately $26.5 million (the “Graybug Closing Cash”). References below to an assumed Graybug intrinsic value are references to an assumed intrinsic value of $1.06 per share, based on the quotient of the Graybug Closing Cash and such number of diluted shares.

Under the heading “The Merger – Opinion of Graybug’s Financial Advisor” and the subheading “Financial Analyses of CalciMedica—Selected Public Companies Analysis” the fourth and fifth paragraphs of this subsection, which begin on page 109, are hereby amended and restated as follows (with new text in bold):

For the selected biotech public companies analysis, Piper Sandler derived a range of implied enterprise values for CalciMedica based on the implied enterprise value range for the selected public companies referred to above and then adjusted for net cash of approximately $11.5 million, to calculate an implied range of CalciMedica equity values. Piper Sandler then derived an implied number of shares of Graybug common stock to be issued in the merger, based on a Graybug intrinsic value of $1.06 per share. Piper Sandler also calculated an implied pro forma equity value for the combined company by adjusting the implied enterprise value for CalciMedica for pro forma net cash at the consummation of the merger of approximately $11.5 million for CalciMedica and the Graybug Closing Cash for Graybug. This analysis did not account for any assumed additional cash needs of CalciMedica to fund its business plan.

Based on the minimum, 25th percentile, median, mean, 75th percentile, and maximum implied equity values for CalciMedica derived above, Piper Sandler then calculated the corresponding (a) implied ownership percentages range for Graybug stockholders in the combined company and (b) implied exchange ratios range for the merger, calculated by dividing the shares contemplated to be issued to CalciMedica stockholders in the merger (of approximately 44 – 722 million based on the range of implied equity values of CalciMedica from this selected public companies analysis) by CalciMedica’s diluted shares outstanding as of September 30, 2022 of approximately 147 – 175 million calculated using TSM and in the manner described above:

Under the heading “The Merger – Opinion of Graybug’s Financial Advisor” and the subheading “Financial Analyses of CalciMedica—Selected IPOs Analysis” the fourth and fifth paragraphs of this subsection, which begin on page 111, are hereby amended and restated as follows (with new text in bold):

For the selected biotech IPO companies analysis, Piper Sandler derived a range of implied enterprise values for CalciMedica based on the implied adjusted pre-money enterprise value range for the selected IPO companies referred to above and then adjusted for net cash of approximately $11.5 million, to calculate an implied range of CalciMedica equity values. Piper Sandler then derived an implied number of shares of Graybug common stock to be issued in the merger, based on a Graybug intrinsic value of $1.06 per share. Piper Sandler also calculated an implied pro forma equity value for the combined company by adjusting the implied enterprise value for CalciMedica for pro forma net cash at the consummation of the merger of approximately $11.5 million for CalciMedica and the Graybug Closing Cash for Graybug. This analysis did not account for assumed additional cash needs of CalciMedica to fund its business plan.

Based on the minimum, 25th percentile, median, mean, 75th percentile, and maximum implied equity values for CalciMedica derived above, Piper Sandler then calculated the corresponding (a) implied ownership percentages range for Graybug stockholders in the combined company and (b) implied exchange ratios range for the merger, calculated by dividing the shares contemplated to be issued to CalciMedica stockholders in the merger (of approximately 124 – 239 million based on the range of implied equity values of CalciMedica from this selected IPOs analysis) by CalciMedica’s diluted shares outstanding as of September 30, 2022 of approximately 159 – 168 million calculated using TSM and in the manner described above:

Under the heading “The Merger – Opinion of Graybug’s Financial Advisor” and the subheading “Financial Analyses of CalciMedica—Discounted Cash Flows Analysis” the second paragraph of this subsection, which begins on page 115, is hereby amended and restated as follows (with new text in bold):

Based on the minimum, 25th percentile, median, mean, 75th percentile, and maximum implied equity values for CalciMedica derived above, Piper Sandler then calculated the corresponding (a) implied ownership percentages range for Graybug stockholders in the combined company and (b) implied exchange ratios range for the merger, calculated by dividing the shares contemplated to be issued to CalciMedica stockholders in the merger (of approximately 129 – 505 million based on the range of implied equity values of CalciMedica from this discounted cash flow analysis) by CalciMedica’s diluted shares outstanding as of September 30, 2022 of approximately 160 – 173 million calculated using TSM and in the manner described above:

Under the heading “The Merger – Opinion of Graybug’s Financial Advisor” and the subheading “Financial Analyses of CalciMedica—Subsequent Developments” the second paragraph of this subsection, which begins on page 118, is hereby amended and restated as follows (with new text in bold):

Subsequent to the November 21, 2022 Graybug Board meeting, Piper Sandler was informed that the diluted share information for CalciMedica provided to it by CalciMedica’s management, which was used in conducting the foregoing financial analyses, included an incorrect assumption and Piper Sandler was provided with the corrected diluted share information. Such corrected diluted share information resulted in ranges of diluted shares outstanding of 146 – 174 million, 158 – 167 million, and 159 – 172 million for the selected public companies analysis, the selected IPOs analysis and the discounted cash flow analysis, respectively (none of which impacted the range of shares of Graybug common stock contemplated to be issued to CalciMedica stockholders in the merger). This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the Graybug Board with the revised exchange ratio analyses reflecting the corrected diluted share information, which indicated the implied exchange ratios set forth below. These revisions did not impact the implied ownership percentages for Graybug stockholders in the combined company or the implied per share values of Graybug common stock.

Under the heading “The Merger – Opinion of Graybug’s Financial Advisor” and the subheading “Information about Piper Sandler” the second paragraph of this subsection, which begins on page 118, is hereby amended and restated as follows (with new text in bold):

Piper Sandler acted as a financial advisor to Graybug in connection with the merger and will receive a fee of $3,000,000 from Graybug for providing its services, which is contingent upon the consummation of the merger, except for (i) $100,000 of such fee which has been earned by Piper Sandler upon execution of its engagement letter with Graybug (the “retainer fee”), and (ii) $750,000 of such fee which has been earned by Piper Sandler for rendering its fairness opinion (the “opinion fee”), each of which are creditable against the total fee. The retainer fee and opinion fee were not contingent upon the consummation of the merger or the conclusions reached in Piper Sandler’s opinion. Graybug has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler has, in the past, provided financial advisory and financing services to Graybug, as well as to certain stockholders of Graybug, including affiliates of Deerfield Management Company, L.P. (along with its affiliates, “Deerfield”) and affiliates of OrbiMed Advisors LLC (along with its affiliates, “OrbiMed”), and has received fees for the rendering of such services. In particular, since January 1, 2020 Piper Sandler has (i) acted as Graybug’s joint book-running manager in connection with Graybug’s initial public offering in September 2020 for which Piper Sandler received a fee of approximately $2,200,000, (ii) provided certain financial advisory services to Deerfield in connection with (a) approximately 4 merger and acquisitions transactions and (b) approximately 20 capital markets transactions, for which Piper Sandler received aggregate fees of approximately $52,000,000, and (iii) provided certain financial advisory services to OrbiMed in connection with (a) approximately 7 merger and acquisitions transactions and (b) approximately 50 capital markets transactions, for which Piper Sandler received aggregate fees of approximately $105,000,000. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of Graybug for their own account or the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Since January 1, 2020, Piper Sandler had not received any revenue in respect of any financial advisory or financing services provided to CalciMedica. Piper Sandler may also, in the future, provide investment banking and financial advisory services to Graybug, CalciMedica or entities that are affiliated with Graybug or CalciMedica, for which Piper Sandler would expect to receive compensation.

Legal Proceedings

Under the heading “Graybug’s Business – Legal Proceedings”, which begins on page 186, that subsection is hereby amended and restated as follows (with new text in bold):

Four lawsuits have been filed in federal courts against Graybug and its directors: Bushansky v. Graybug Vision, Inc., et al., 3:22-cv-09131 (N.D. Cal.), Connelly v. Graybug Vision, Inc., et al., 3:23-cv-00028 (N.D. Cal.), Plumley v. Graybug Vision, Inc., et al., 1:23-cv-00169 (D. Del.), and Franchi v. Graybug Vision, Inc., et al., No. 1:23-cv-1390 (S.D.N.Y.) (collectively, the “Stockholder Litigation”). The complaints name Graybug and the Graybug Board as defendants. The complaints assert claims under Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-19

promulgated thereunder, and generally allege that the proxy statement misrepresents and/or omits certain purportedly material information relating to the merger, including allegations relating to the financial projections and analyses of our financial advisor. The complaints seek a variety of equitable and injunctive relief including, among other things, an injunction enjoining the consummation of the merger, rescission of the merger if it is consummated, rescissory damages and costs and attorneys’ fees. We have not yet responded to the complaints filed in the Stockholder Litigation.

In addition, nine purported stockholders of Graybug sent demand letters regarding the proxy statement (the “Demand Letters”). Based on the same core allegations as the Stockholder Litigation, the Demand Letters request that we disseminate corrective disclosures in an amendment or supplement to the proxy statement.

We believe the Stockholder Litigation and the Demand Letters are without merit, but there can be no assurance that we will ultimately prevail in the Stockholder Litigation or all such lawsuits. Further, additional lawsuits may be filed and demand letters may be sent before the Special Meeting and/or the consummation of the merger.

For a description of other material legal proceedings Graybug is party to, please refer to the section entitled “Item 3. Legal Proceedings” set forth in Graybug’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 11, 2022, as updated by the subsequent quarterly reports on Form 10-Q.

Annex A

Exhibit 2.1 to Graybug’s Current Report on Form 8-K filed with the SEC on February 16, 2023 is added to Annex A of the Proxy Statement immediately following page A-128 and is hereby incorporated by reference.

Important Additional Information

In connection with the Merger, Graybug has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement relating to the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT AS THEY CONTAIN IMPORTANT INFORMATION ABOUT GRAYBUG, CALCIMEDICA AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents on the SEC’s web site at www.sec.gov, on Graybug’s website at https://investors.graybug.vision/ or by contacting Graybug’s Investor Relations via email at IR@graybug.vision or by telephone at (650) 487-2409.

Participants in the Solicitation

Graybug and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Graybug in connection with the proposed Merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers are included in the definitive proxy statement.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Graybug’s stockholders in connection with the proposed Merger and any other matters to be voted upon at the special meeting is be set forth in the definitive proxy statement for the Merger.

These documents are available free of charge as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBUG VISION, INC.

Date: March 3, 2023	By:	/s/ Frederic Guerard
Frederic Guerard, Pharm.D.
Chief Executive Officer
(Principal Executive Officer)